Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Aratha M. Johnson, Chief Communications Officer

(818) 224-7028

PennyMac Mortgage Investment Trust Reports Fourth Quarter 2009 Results

Calabasas, CA February 1, 2010 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported results of operations for the quarter ended December 31, 2009 and for the period from August 4, 2009 (commencement of operations) to December 31, 2009.

For the quarter ended December 31, 2009, PMT reported total investment income of $1,485,000 and a net loss of $1,153,000, or ($0.07) per share.  For the period from August 4, 2009 to December 31, 2009, PMT’s total investment income amounted to $2,301,000 and its net loss was $1,883,000, or ($0.11) per share.

During the last quarter of 2009, the Company continued to pursue high yield investment opportunities and completed acquisitions of residential whole loans with unpaid principal balances of approximately $40.1 million and $23.6 million in fair value of residential mortgage-backed securities.  These transactions bring the total amount invested in residential mortgage whole loans and residential mortgage-backed securities by PMT to $119.1 million, or 37% of the proceeds of the Company’s initial public offering.  The Company is also in the final stages of closing a transaction to acquire residential whole loans with unpaid principal balances of approximately $100 million.

The whole-loan acquisition by the Company in 2009 consisted of a portfolio of performing residential mortgage loans that was purchased at a discount on the approximate $40 million in unpaid principal balances.  The loans in the portfolio are secured by homes located throughout the United States with the highest concentrations in Illinois (9%), California (8%) and Florida (7%).  83% of the homes are owner-occupied.  Over 90% of the loans are fixed-rate mortgages.  The weighted average coupon is 8.15%, and the current weighted average FICO score of the borrowers is 634.

As noted above, the Company anticipates closing a transaction in the coming weeks to purchase a pool of non-performing residential whole loans at a discount on the approximate $100 million in unpaid principal balances.  These loans are primarily non-performing loans secured by homes located throughout the United States with the highest concentration in California (17%).  94% of the homes are owner-occupied.

The weighted average coupon is 6.36%, and the current weighted average FICO score of the borrowers is 677.  There can be no assurance that the Company will close this transaction on the terms anticipated, or at all.

In addition, during the quarter ended December 31, 2009, the Company invested approximately $23.6 million in residential mortgage-backed securities.  These securities were acquired pending anticipated reinvestment of the proceeds in suitable pools of mortgage loans or longer-lived, higher yielding mortgage-backed securities.  The acquired securities are backed by non-agency Alt-A, subprime and prime jumbo loans and are currently cash-flowing senior priority securities.  These acquisitions bring the total amount of residential mortgage-backed securities held to $83.8 million with a weighted average remaining life of less than one-and-one quarter years and a weighted average yield of 8.11%.

The following is a summary of the Company’s portfolio of mortgage-backed securities as of December 31, 2009 and acquisitions during the quarter ended December 31, 2009:

	December 31, 2009
			Average
	Carrying Value	Principal	Life (in years)	Coupon	Yield	Acquired Quarter Ended December 31, 2009
	(dollar amounts in thousands)
Security collateral type:
Non-Agency Subprime	$39,522	$41,944	0.82	0.37%	9.08%	$18,131
Non-Agency Alt-A	27,060	28,416	1.57	5.13%	9.08%	2,834
Non-Agency Prime Jumbo,	17,189	17,452	1.42	3.43%	4.34%	2,630
Total investment securities	$83,771	$87,812	1.18	2.52%	8.11%	$23,595

Stanford L. Kurland, Chairman and Chief Executive Officer of PMT, stated, “At this early stage in PMT’s development, it is not surprising that operating costs have exceeded investment income.  Over the past several months, our manager has focused significant attention on its ability to adapt and react to changing dynamics in the mortgage marketplace, including a low volume of available performing mortgage transactions, which offer greater opportunity for value enhancement, and less attractive trading levels for the pools that have been marketed.  As it waits for the market to further develop, our manager has placed particular emphasis on expanding the operational capabilities and the range of sources for attractive investment opportunities available to PMT.  This expanded menu of capabilities and opportunities includes: a conduit platform that will allow PMT to purchase newly originated loans from small mortgage lenders and repackage those loans for securitization and sale; increased participation in structured transaction and securitization activities; opportunities to acquire mortgage assets that result from distressed condo development projects that may include real estate development loans, existing residential loans originated by the developer, and residential loans originated by PennyMac Loan Services on our behalf; and investments in mortgage servicing rights of liquidating and other entities.  Ultimately, we remain firm in our commitment to investing wisely on behalf of PMT shareholders who recognize that PMT’s unique approach to the distressed residential mortgage arena requires patient, long-term capital resources.”

Management’s recorded call and slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacMortgageInvestmentTrust.com beginning at 5:30 a.m. (PT) on Tuesday, February 2, 2010.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a recently formed mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets.  PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol "PMT" and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.  Additional information about PennyMac Mortgage Investment Trust is available at www.pennymacmortgageinvestmenttrust.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objective and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except share data)
(unaudited)

	2009
Assets	December 31	September 30
Cash	$54	$2,200
Short-term investments	213,628	253,065
Mortgage-backed securities, at fair value	83,771	68,059
Mortgage loans, at fair value	26,046	-
Interest receivable	492	213
Prepaid insurance	455	650
Total assets	$324,446	$324,187

Liabilities
Accounts payable and accrued liabilities	$527	$150
Contingent underwriting fees payable	5,883	5,883
Payable to affiliate	4,238	3,814
Total liabilities	10,648	9,847

Commitments and contingencies	-	-

Shareholders' Equity
Common shares of beneficial interest-authorized, 500,000,000 shares of $0.01 par value; issued and outstanding, 16,735,317 shares	167	167
Additional paid-in capital	315,514	314,903
Accumulated deficit	(1,883)	(730)
Total shareholders' equity	313,798	314,340

Total liabilities and shareholders’ equity	$324,446	$324,187

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Quarter ended December 31, 2009	Period from August 4, 2009 (commencement of operations) to December 31, 2009

REVENUES
Interest income	$1,600	$ 2,149
Appreciation/(depreciation) in fair value of investments	(115)	152
Total revenues	1,485	2,301

EXPENSES
Management fees	1,169	1,981
Compensation	820	1,303
Professional services	399	471
Insurance	197	328
Other	53	101
Total expenses	2,638	4,184

Loss before provision (benefit) for income taxes	(1,153)	(1,883)
Provision (benefit) for income taxes	-	-
Net loss	$(1,153)	$ (1,883)

Loss per share, basic and diluted	$ (0.07)	$ (0.11)
Weighted average shares outstanding, basic and diluted	16,735,317	16,735,317

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